EXHIBIT 99.1

Renavotio Announces First Quarter 2021 Results

Well Positioned for Infrastructure Project Opportunities

Tulsa, OK – Accesswire – May 14, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), a holding company focused on infrastructure opportunities including personal protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries, today announced the Company’s financial results for the first quarter ended March 31, 2021.

Key Highlights for Q1 2021 and Year-to-Date

•	Revenue of $0.37 million

•	Gross profit of $0.15 million, with gross margin of 39.3%

•	Total assets grew 79.5% to $8.4 million compared to December 31, 2020

•	Paid off $89,000 in convertible debt

•	Prepaid expenses of $3.3 million for inventory

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Initiated the strategic partnership with VerifyMe by purchasing 2 million security labels to implement a production buy of Medical Gloves to protect against anti-counterfeiting, tracking, tracing and brand protection. Plans to begin implementing by the end of the second quarter.

•	Secured a $2.15 million initial purchase order from a PPE supplier for boxes of surgical gloves, which order is subject to the buyer’s product inspection and final 60% payment

•	Secured an additional $1.8 million purchase order from a PPE medical distributor for surgical gloves, the order of which is subject to the buyer’s product inspection and final payment

Management Commentary

Billy Robinson, Renavotio’s Chief Executive Officer, commented, “The first quarter was very eventful for Renavotio, as we put the pieces together towards building a well-positioned company that’s addressing market opportunities in infrastructure, especially if there is significant interface with the upcoming infrastructure bill. We managed to secure large-scale PPE purchase orders, worth over $3.9 million that has been invoiced. We also paid off $89,000 in convertible debt outstanding to strengthen our capitalization. While our business continues to grow and deliver results, I am happy with the business flow we are witnessing that can potentially expand our geographic footprint, as well as provide opportunities in 5G installation and outsourced utility management. “

Mr. Robinson continued, “We plan to actively participate in public sector capital spending that may be fueled by the upcoming infrastructure bill. The President’s plan to use the Defense Production Act to its fullest capacity is designed to help solve the widespread weaknesses of the PPE supply chain, including to ensure the availability of COVID-19 related supplies. President Biden’s plans to use the Defense Production Act to meet the current demand of PPE may also increase stockpiles of PPE to lessen the impact of future shortages, while expanding American manufacturing capability so the United States is not dependent on other countries in a crisis. We remain confident in our business outlook as we see improved demand for our products and services, which would be enhanced contingent upon the passage and the contents of a national infrastructure bill. While we closely follow developments on the infrastructure front, we are well-positioned to do our part on these public works projects given the long-standing experience and quality that our team is known for delivering.”

Financial Results for the First Quarter Ended March 31, 2021:

Revenue for the first quarter ended March 31, 2021 was $0.4 million, compared to nil for the first quarter ended March 31, 2020, which is incomparable because of the Infratech and Utility Management acquisitions in the second half of 2020. For the first quarter of 2021, revenue consisted of $0.02 million from Personal Protective Equipment, $0.08 million from Construction, $0.24 million from Management and $0.03 million from Repair & Maintenance.

Gross profit for the first quarter ended March 31, 2021 was $0.15 million, compared to nil for the first quarter ended March 31, 2020. The resulting gross margin was 39.3% for the first quarter ended March 31, 2021, which is not comparable to the first quarter ended March 31, 2020 because of the Infratech and Utility Management acquisitions. in the second half of 2020.

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General and administrative expenses were $0.5 million for the first quarter ended March 31, 2021, an increase of $0.4 million, compared to $0.1 million for the first quarter ended March 31, 2020, due to the Infratech and Utility Management acquisitions during the second half of 2020. General and administrative expenses as a percentage of revenues for the three months ended March 31, 2021 and 2020 were 138%, and 100%, respectively.

Depreciation expense was $0.2 million for the first quarter ended March 31, 2021 on the assets acquired as part of the UMC acquisition during the second half of 2020.

During the three months ended March 31, 2021, the Company had other income totaling $353,967 from relief payments made under the CARES Act for principal and interest on SBA notes payable. During the three months ended March 31, 2021, the Company incurred $95,837 in interest expenses and $50,000 in expenses related to its debt obligations.

Operating loss three months ended March 31, 2021 was $0.5 million, compared to an operating loss of $0.1 million for the three months ended March 31, 2020.

Net loss for the first quarter ended March 31, 2021 was $0.3 million, an increase of $0.2 million, compared to $0.1 million for the first quarter ended March 31, 2020.

About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

For additional information on Renavotio, please click: www.renavotio.com

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Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email Contact: brobinson@renavotio.com
Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC
Matthew Abenante, IRC, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: 646-893-5835
Email: mabenante@skylineccg.com

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